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                                                                     EXHIBIT 8.1


                                [LETTERHEAD OF]


                            CRAVATH, SWAINE & MOORE


                               [NEW YORK OFFICE]



                                                                   July 17, 2001



                         AGREEMENT AND PLAN OF MERGER,


           DATED AS OF MAY 20, 2001 AND MODIFIED AS OF JUNE 13, 2001,


                AMONG VIVENDI UNIVERSAL, S.A., MP3.COM, INC. AND


                         METRONOME ACQUISITION SUB INC.



LADIES AND GENTLEMEN:



     We have acted as counsel for Vivendi Universal, S.A., a French societe anonyme ("Vivendi Universal"), in connection with the proposed merger (the "Merger") of MP3.com, Inc., a Delaware corporation ("MP3.com"), with and into Metronome Acquisition Sub Inc., a Delaware corporation (the "Merger Sub"), pursuant to an Agreement and Plan of Merger, dated as of May 20, 2001 and modified as of June 13, 2001, among Vivendi Universal, Merger Sub and MP3.com (the "Merger Agreement").



     In providing our opinion, we have examined the Merger Agreement, the registration statement on Form F-4 (which contains a proxy statement/prospectus) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii) the representations made by Vivendi Universal and MP3.com in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time (as defined in the Merger Agreement) and (iv) any representations made in the Representation Letters "to the knowledge of" or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.



     Based upon the foregoing, we are of opinion that the discussion contained in the Registration Statement under the caption "TAXATION -- The
Merger -- United States Federal Income Taxation", subject to the limitations, qualifications and assumptions described therein, sets forth the material United States Federal income tax considerations applicable to the stockholders of MP3.com in the Merger.



     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.



     This opinion is being furnished to you solely for its use in connection with the Registration Statement. We consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the reference

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to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.



                                          Very truly yours,



                                          /s/ Cravath, Swaine & Moore



Vivendi Universal, S.A.


       42, avenue de Friedland


               75380 Paris cedex 08


                     FRANCE



                     Attention: Jean-Francois Dubos, Esq.